Schumacher & Associates, Inc.
Certified Public Accountants
7931 S. Broadway, #314
Littleton, CO 80122

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement of MusclePharm Corporation on Form S-1, of our report dated March 30, 2010, relating to the financial statements of Muscle Pharm, LLC for the year ended December 31, 2009 and the period from April 22, 2008 (inception) to December 31, 2008.

/s/ Schumacher & Associates, Inc.
Schumacher & Associates, Inc.
Littleton, Colorado

December 9, 2011